Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Costco Wholesale Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-82782, 333-120523, 333-129172, 333-135052, 333-150014, 333-151748, 333-165550, 333-180163, and 333-187418) on Form S-8 and the registration statements (Nos. 333-140651 and 333-185166) on Form S-3 of Costco Wholesale Corporation of our reports dated October 16, 2013, with respect to the consolidated balance sheets of Costco Wholesale Corporation as of September 1, 2013 and September 2, 2012, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the 52-week period ended September 1, 2013, the 53-week period ended September 2, 2012, and the 52-week period ended August 28, 2011, and the effectiveness of internal control over financial reporting as of September 1, 2013, which reports appear in the September 1, 2013 annual report on Form 10-K of Costco Wholesale Corporation.

/s/ KPMG LLP

Seattle, Washington
October 16, 2013